Exhibit 10.3

OILFIELD SAFETY HOLDINGS INC
A Nevada Corporation
COMMON STOCK SUBSCRIPTION AGREEMENT

1.           Oilfield Safety Holdings Inc, a Nevada corporation (the "Company"), has offered for sale and the undersigned purchaser (the "Purchaser") hereby tenders this subscription and applies for the purchase of ______ Shares of Common Stock at the purchase price of $0.001 per Share (the "Offering").   All Proceeds will be released to the Company upon sale of the minimum offering of 2,000,000 shares.  Together with this Subscription Agreement, the Purchaser is delivering to the Company the full amount of the purchase price by check or wire transfer of funds for the subscribed Shares.

2.           The Offering is being conducted pursuant to a Registration Statement filed under the Securities Act of 1933 (the Act) on Form S-1.

3.           Representations and Warranties of Purchaser. In order to induce the Company to accept this subscription, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

A.  The Purchaser is purchasing the Shares for its own account for investment purposes and not with a view towards distribution and has no present arrangement or intention to sell the Common Stock;

B.   The Purchaser is not an officer, director or "affiliate" (as that term is defined in Rule 403 under the Act) of the Company;

D.   The Purchaser has received and carefully reviewed the Company's Prospectus dated EFFECTIVE DATE;

E.    Except as set forth in the Prospectus, no representations or warranties have been made to the Purchaser by the Company, or any agent, employee or affiliate of the Company and in entering into this transaction the Purchaser is not relying upon any information, other than the Prospectus;

4.           Non-Binding Until Acceptance.      The Purchaser understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Agreement where indicated. This Agreement shall be null and void if the Company does not accept it as aforesaid. Upon acceptance by the Company and receipt of the total purchase price, the Company will issue one or more certificates for the full number of subscribed Shares in the name of the Purchaser.

5.           Governing Law.     This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Nevada, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction and venue of the federal courts whose districts encompass any part of the State of Nevada or the state courts of the State of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

IN WITNESS WHEREOF, the Purchaser has executed this Securities Subscription Agreement on the date set forth below.

(Print Name of Subscriber)

By: __________________________________
(Signature)

Print Name & Title:  __________________________________________
(for corporate subscribers)

Address for Shareholder Records:
_________________________________________________________

_________________________________________________________

_________________________________________________________

Number of Shares Subscribed: __________________________________

Purchase Price (# of Shares x $0.001)

The foregoing Subscription is accepted this           day of _________, 2015 by:

Oilfield Safety Holdings Inc

BY: ____________________________________
Shawn Smoot, President